UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Joint Stock Company Kaspi.kz

(Exact name of registrant as specified in its charter)

Kazakhstan	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

154A Nauryzbai Batyr Street Almaty, Kazakhstan	050013 (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one common share, no par value Common shares, no par value	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-276293

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

*

Not for trading, but only in connection with the listing of the American depositary shares (“ADSs”) on The Nasdaq Stock Market LLC. The ADSs represent the right to receive the common shares and are being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-276302). Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12a-8 thereunder.

Item 1. Description of Registrant’s Securities to be Registered.

Joint Stock Company Kaspi.kz (the “Company”) hereby incorporates by reference the description of (a) its common shares, with no par value, set forth under the caption “Description of Share Capital and Charter” and (b) the ADSs, each representing one common share of the Company, set forth under the caption “Description of American Depositary Shares,” in each case in the Company’s Registration Statement on Form F-1 (File No. 333-276293), filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023, as thereafter amended (the “Registration Statement”). The form of prospectus forming part of the Registration Statement and subsequently filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered with The Nasdaq Stock Market LLC and the common shares registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Joint Stock Company Kaspi.kz
Date: January 17, 2024

	By:	/s/ Mikheil Lomtadze
		Name:	Mikheil Lomtadze
		Title:	Chief Executive Officer, Member of the Board of Directors